SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. _________)

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Check the appropriate box:
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[  ]	Confidential, for Use of the Commission Only(as permitted by
     Rule 14a-6(e)(2))
[  ]	Definitive Proxy Statement
[  ]	Definitive Additional Materials
[  ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PCC GROUP, INC.
-----------------
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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                        PCC GROUP, INC.
                     163 University Parkway
                     Pomona, California 91768
             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To be Held on June 7, 2000
To the Shareholders of PCC Group, Inc.:
Notice is hereby given that the Annual Meeting of Shareholders of PCC Group, Inc. will be held on Wednesday, June 7, 2000 at 10:00 a.m. local time, at the Company's executive offices located at 163 University Parkway, Pomona, California 91768, for the following purposes:
1. To elect six directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected or qualified;
2. To ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000;
3. To transact any other business which may properly come before the meeting. Only shareholders of record at the close of business on April 27, 2000 are entitled to notice of and to vote at the meeting and any adjournments thereof.
All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting to assure your representation at the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.
By Order of the Board of Directors
PCC GROUP, INC.



Jack Wen
Chief Executive Office and President

Pomona, California
May 5, 2000


PCC GROUP, INC.
163 University Parkway
Pomona, California 91768
(909) 869-6133

___________________________
                      PROXY STATEMENT
             For the Annual Meeting of Shareholders
                  To Be Held June 7, 2000

____________________________
GENERAL INFORMATION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PCC Group, Inc. ("PCC Group" or the "Company"), for the Annual Meeting of Shareholders to be held on Wednesday, June 7, 2000 and any postponements or adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at the Company's executive offices located at 163 University Parkway, Pomona, California, at 10:00 a.m. local time. This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy were first mailed to shareholders on or about May 5, 2000.
Any shareholder giving a proxy may revoke it before it is voted by notifying the Secretary of PCC Group in writing before or at the Annual Meeting, by providing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the proxy card. If no choice is specified, proxies will be voted "FOR" the election of the nominees of the Board of Directors named in this Proxy Statement, and "FOR" the proposal to ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000. It is not expected that any other matter other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters. Your cooperation in promptly returning the enclosed proxy will reduce PCC Group's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation. Only shareholders of record at the close of business on April 27, 2000 are entitled to receive notice of and to vote at the Annual Meeting. On that date, PCC Group had outstanding 3,005,339 shares of Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote upon each proposal presented at the Annual Meeting, except that shareholders may have cumulative voting rights with respect to the election of directors. Under the cumulative voting method, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast the total number of votes for any one candidate or distribute the total number of votes in any proportion among as many candidates as the shareholder desires. However, a shareholder may not cumulate votes for a candidate unless such candidate's name has been placed in nomination prior to the voting and unless a shareholder has given notice at the Annual
Meeting and prior to the voting of his intention to cumulate his votes. If any shareholder gives such notice, all shareholders (including those voting by proxy) may then cumulate their votes. The candidates receiving the highest number of votes up to the number of directors to be elected will be elected. Approval of all other proposals will require the affirmative vote of at least a majority in voting interest of the shareholders present in person or by proxy at the Annual Meeting.The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum for the transaction of business. Abstention and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes will be counted as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote.If sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment.The cost of preparing, assembling and mailing this Proxy
Statement, the Notice of Annual Meeting and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by PCC Group. The original solicitation of proxies by mail may be supplemented by telephone, telegraph and personal solicitation by officers and other regular employees of PCC Group, but no additional compensation will be paid to such individuals on account of such activities. PCC Group will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.
ELECTION OF DIRECTORS
Nominees and Voting
The Board of Directors has nominated for election as directors Jack Wen, Gary Blum, George Rodda, Jr., J. L. Yin, Donald Johnson and Richard Huang
(all of whom are incumbent directors). All of these nominees have indicated that they are able and willing to serve as directors. All directors will be elected to hold office until the next Annual Meeting and until their respective successors are elected and qualified.
Proxies will be voted "FOR" the election of all of the above named nominees unless the shareholder indicates that the proxy shall not be voted for all or any one of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
ELECTION OF THE SIX PERSONS NOMINATED FOR DIRECTOR HEREIN
Management of the Company
The following table sets forth certain information as of May 2, 2000 with respect to the Board's current directors, all of whom are nominees, and new nominees:Executive Officers, Directors, and Director Nominees


                  Age         Position will the Company
Jack Wen           45         Chairman of the Board, Chief Executive
Gary Blum          59         Director
George Rodda, Jr.  69         Director
J. L. Yin          48         Vice President and Director
Donald Johnson     63         Vice President of Finance, Chief
                              Financial Officer, and Director
Richard Huang      50         Vice President of Engineering and Director


Business Experience of Directors During the Past Five Years
Jack Wen has served as PCC Group's Chairman of the Board, Chief Executive Officer and President since October 1989. He is the brother of J. L. Yin.
Gary Blum has been a director of PCC Group since 1992. Mr. Blum is the principal of the Law Offices of Gary L. Blum, Los Angeles, California, which he founded in June 1988. Mr. Blum currently serves as a director of Digitran Systems, Incorporated, a publicly held company specializing in the manufacturing and marketing of simulator training devices. He received J. D. and M.B.A. degrees from the University of Southern California.
George Rodda, Jr. has been a director of PCC Group since 1995. Mr. Rodda is an attorney with offices in Newport Beach and Washington, D.C. Mr. Rodda founded WMD Micro Distributors, Inc., the predecessor corporation to the Company, in 1983. He is also a director of Bagdad Chase, Inc., a public company which owns mines in California and Idaho.
J. L. Yin was elected to the Board of Directors in 1999, has served as a Vice President of the Company since 1991, and since December 1998 has been the President of Computer Discount Center, Inc., a wholly owned subsidiary of the Company. From 1987 to 1991 she was Managing Director of PCCraft GmbH;
and she was the Executive Manager of E.O. International, a Taiwanese manufacturer and distributor of computer and electronic products from 1982 until 1987. Ms. Yin is a graduate of Wen Tzao Ursula College and Fu Jen University. She is the sister of Jack Wen.
Donald Johnson, Vice President of Finance and Chief Financial Officer, joined PCC Group in 1998 and was elected to the Board of Directors in 1999. Previously, since 1994, he had an accounting and business management consulting practice with Business Management Services, a financial and management consulting firm. From 1990 to 1994 he served as Vice President of Finance for Vector Aeromotive Corporation, a publicly traded company producing an exotic sports car. From 1973 to 1990 Mr. Johnson was Treasurer and Chief Financial Officer for ACL Technologies, a manufacturer of aircraft and hydraulic testing systems. Mr. Johnson received a B.S. from California State University at Los Angeles and an M.B.A. from Pepperdine University. Richard Huang, Vice President of Engineering, joined PCC Group in 1996 and is responsible for domestic and international project management. Mr. Huang has been a director of PCC Group since 1999. Formerly, he served as a consultant for Premier Technology, Inc. (1992-96), as Senior Mechanical Engineer for Brown & Root Braun, Inc. (1989-92), as Senior Mechanical Engineer for Bechtel Power Co. (1987-89), and as Engineering Group Supervisor for Pacific Engineers and Contractors Ltd. (1983-87). Mr. Huang obtained a Ph.D. in Mechanical Engineering from Maryland State University and an M.S. degree from National Chen-Kong University, Taiwan.
Meetings of the Board of Directors and Committees
PCC Group's Board of Directors met five times during fiscal 1999. All directors were present at each meeting. PCC Group maintains Compensation, Nominating and Audit Committees. The Compensation Committee currently consists of Mr.
Wen and Mr. Blum.  The Nominating and Audit Committees currently consist of
Mr. Blum and Mr. Rodda.The Compensation Committee sets the compensation policies applicable to PCC Group's executive officers, determines the compensation of the executive officers, subject to review by the Board of Directors and administers PCC Group's employee stock option plan and stock bonus plan. Currently the Nominating Committee has no specific policy regarding nominees recommended by shareholders. In the event a shareholder submits a nominee, the Nominating Committee will review the background of such nominee and respond appropriately following such review. The Audit Committee recommends the engagement of the Company's independent auditors and reviews with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed. Each of such Committees met once during fiscal 1999 and all members were present.Compensation of Directors
Directors of the Company compensation of $250 per meeting that they attend for their services as Directors or members of committees of the Board of Directors. In addition, Directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors.
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Board of Directors has selected the accounting firm of BDO Seidman to serve as independent auditors for the current fiscal year, subject to ratification by the shareholders. BDO Seidman has served as the Company's independent auditors since October 1993. It is anticipated that representatives of BDO Seidman will be present at the Annual Meeting, and such representatives will be given the opportunity to make a statement, if they so desire, and to answer appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF THE INDEPENDENT PUBLIC ACCOUNTANTS
BENEFICIAL OWNERSHIP OF COMMON STOCK
The following table sets forth, as of May 2, 2000, certain information with respect to (i) each person who is known by PCC Group to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director of PCC Group, (iii) the executive officer named in the Summary Compensation Table in this Proxy Statement and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the persons listed below is care of the Company, 163 University Parkway, Pomona, California 91768.

Name and Address of Beneficial Owner  Amount and Nature
                                     of Beneficial Owner Percentage of Shares
                                                             Outstanding
Jack Wen                            	667,337	(1)               20.5%
Gary Blum                              1,700                    *
George Rodda, Jr.                    152,650	(2)                5.1%
Rita Wen (formerly Rita Soong)       338,381                   11.3%
Jennifer Wen                         157,911                    5.3%
J.L. Yin (also known as Tina Wen)    451,175                   15.0%
Donald Johnson                        50,000	(3)                1.6%
Richard Huang                         30,000 (3)                1.2%
All Directors, Director Nominees,
and Executive Officers as a Group
(6 persons)
                                  1,322,862	(4)                 44.0%


*	Less than 1%.
(1)	Includes 416,837 shares held by Mr. Wen individually, and includes
250,000 shares underlying presently exercisable stock options. The above amount excludes (a) 157,911 shares owned by Jennifer Wen, Mr. Wen's wife,
(b) 338,381 shares owned by Rita Wen, Mr. Wen's sister, and (c) 451,175 shares owned by J.L. Yin, Mr. Wen's sister. Mr. Wen disclaims beneficial ownership of these shares.
(2)	Includes 20,000 shares underlying presently exercisable stock options.
(3)	Represents shares underlying presently exercisable stock options.
(4)	Includes 350,000 shares underlying presently exercisable stock options.
EXECUTIVE COMPENSATION
Compensation Summary
The following table sets forth the compensation paid to PCC Group's Chief Executive Officer for services rendered in all capacities to PCC Group for the fiscal years ended September 30, 1999, 1998 and 1997. No other executive officer received compensation in excess of $100,000 for such periods.
SUMMARY COMPENSATION TABLE


                              Annual Compansation       Long Term s
Name and Principal Position
                     Year     Salary   Other Annual
                                       Compensation     Compensation
                                                        Awards Securities
                                                        Underlying Option
Jack Wen            1999   $120,000    $16,100	(1)            -0-
Chairman of the
Board, Chief        1998   $120,000    $16,720	(1)            -0-
Executive Officer
and President       1997   $120,000    $27,722	(1)            -0-

(1)	Consists solely of lease payments and insurance for a company car which has been provided for Mr. Wen's use.
Option Grants and  Exercises in Fiscal 1998
No stock options were exercised by or granted to the Chief Executive Officer during fiscal 1999.
Fiscal Year-End Option Values
The following table provides information with respect to stock options held by the Chief Executive Officer:
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES TABLE




                 Number of Securities Underlying
                 Unexercised Options at Fiscal
                 Year-End Value of Unexercised In-the-Money Options at Fiscal Year-
                                                 End(1)
Name  Shares
      Acquired
      on Exercise Value
                 Realized Exercisable Unexercisable Exerciseable Unexercisable

Jack Wen  --       --       250,000        --        $453,500         --


(1)	Value is determined by subtracting the exercise price from the fair market value (the closing price for Common Stock as reported by Nasdaq) as of
September 30, 1999, the last trading day in the fiscal year ($3.10 per share)
, and multiplying the resulting number by the number of underlying shares of Common Stock.
Compensation Committee Report on Executive Compensation
The Compensation Committee (the "Committee") of the Board of Directors has prepared the following report (the "Report") for inclusion in this Proxy
Statement.Compensation Policy for Executive Officers.   The policy of the
Committee is to provide each executive officer current cash compensation that is reasonable and consistent with PCC Group's size, industry and performance, and long-term incentive compensation based on the performance of the Company's Common Stock and the achievement of long term goals.  The salary of each of the executive officers is based on his or her level of responsibility and contribution to PCC Group's performance and reflect any annual discretionary increases or decreases based primarily on performance factors. The Committee believes that the current salaries of the executive officers do not exceed the level of salaries of executives with similar responsibilities at similarly situated companies, but has not formally studied the policies of other companies. Based on the operating results of the Company and the overall financial condition of the Company, the Committee did not award bonuses to any executive officer for the fiscal year ended September 30, 1999. The Committee has relied heavily on the recommendations of Mr. Wen in setting the compensation of the other
executive officers.Compensation of Chief Executive Officer.   In setting Mr.
Wen's annual compensation, the Committee considered the number of shares and stock options owned by Mr. Wen. The Committee believes that Mr. Wen's equity stake in the Company provides him with adequate incentive to maximize the Company's operations and success. Accordingly, since Mr. Wen owns approximately one-fifth of the outstanding shares (assuming the exercise of his 250,000 stock options), in fiscal 1999 the Committee maintained his salary at the level that has been in effect for over five years. However, as with the other executive officers, Mr. Wen's compensation in future fiscal years may be increased based on his individual performance and the overall performance of the Company. The Committee believes that Mr.
Wen's current salary is at or below the salaries of other senior executives of similarly situated companies, but has not formally studied the policies of other companies. Stock Option Plan. The Committee believes that basing a portion of the compensation of executive officers and other key employees on increases in the value of PCC Group Common Stock harmonizes the interests of the executives and the shareholders and is in the best interests of the shareholders. PCC Group's stock option plan is designed to accomplish this purpose. The Company did not award stock options to any employees or executive officers for the fiscal year ended September 30, 1999. However, the Committee intends to utilize stock option grants in the future to provide additional incentives to PCC Group's officers and employees and has, since September 30, 1999 granted certain options to its executive officers..
Stock Bonus Plan.  The Committee believes that the Company's Stock Bonus
Plan provides a mechanism for rewarding employees for past services as well as encouraging employees to make significant extraordinary contributions to the long-term performance and growth of PCC Group. PCC Group did not, however, award stock bonuses to any of its executive officers during fiscal
1999.

The Compensation Committee
		Jack Wen
		Gary Blum
Compensation Committee Interlocks and Insider Participation
Mr. Wen (PCC Group's Chief Executive Officer and President) served on the Compensation Committee of PCC Group during the past fiscal year.
Certain Transactions
During June 1998, the Company sold its entire portfolio of securities to Laser Micro System, a Taiwan based corporation owned by Bin Wen, father of Jack Wen (the Company's Chairman, Chief Executive Officer, and President) in exchange for a one year, $1,250,000 secured promissory note. The note was secured by a lien on the transferred securities and by the 250,000 shares of the Company's Series A Preferred Stock owned by the Laser Micro.
The note bore interest at an annual rate of 8.5% and was due on June 20, 1999. The amount of the note exceeded the fair market value of the securities by $382,991 on the transaction date. The Company has recorded a deferred gain until the note was repaid in full. During fiscal 1999, this note was repaid, and the Company recorded a gain of $382,991.
During fiscal 1999, the Company entered into an agreement with a Laser Micro Systems in which the Company would acquire certain customized equipment on behalf of the Laser Micro. As of September 30,1999 the Company had a receivable due from the Laser Micro of $1,351,828. The amount is net of deferred income of $72,000. In the course of providing services under this agreement, the Company recorded service income of $240,776.
During fiscal 1999, the Company made sales to other related parties
(Computer Management Corporation, a company owned by family members of Mr. Wen) totaling $2,568,640 and made purchases from these related parties totaling $398,638. The Company believes that all of these sales were made on terms equal to the terms of arms'-length transactions.
During fiscal 1999, the Company redeemed all of its outstanding Series A Preferred Stock for $1,200,000. The Series A stock was owned by Laser Micro.
In conjunction with the redemption, the cumulative unpaid dividends in arrears totaling $1,053,333 were converted into 1,000 shares of a new series of preferred stock, designated as Series C preferred stock. The stated value of this new series of preferred stock is $1,053 per share.
The Series C preferred stock is non-voting, is not convertible and is redeemable, at the Company's option, at any time.
Performance Graph
The following graph compares the cumulative shareholder return on PCC Group's Common Stock from September 30, 1994 through September 30, 1999, based on the market price of the Common Stock, with the cumulative total return of the NASDAQ Market Index and a Peer Group Index comprised of the following companies engaged in the sale or distribution of microcomputer products:
Arrow Electronics Inc., Avnet Inc., Liuski International, Inc., Marshall Industries, SED International Holdings, Inc., Savoir Technology Group, Inc.
, Tech Data Corp., and United Stationers Inc. The graph assumes that the value of the investment in PCC Group's Common Stock and each index was $100 on September 30, 1994, and that any and all dividends were reinvested.
The comparisons in this table are not intended to forecast or be indicative of possible future price performance.


                   9/30/94   9/30/95    9/30/96   9/30/97   9/30/98    9/39/99
PCC Group, Inc.      100.0    147.1      429.4     288.2     447.1     282.4
Nasdaq Stock Market  100.0    138.1      163.9     225.0     228.6     373.1
Peer Group Index     100.0    135.4      133.9     188.0     133.2     121.6

MISCELLANEOUS
Section 16(a) Beneficial Ownership Report in Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish PCC Group with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports and written representations from the reporting persons
, the Company believes that, during the period from October 1, 1998 through September 30, 1999, all of its executive officers, directors and greater than 10% shareholders have filed on a timely basis all reports required under Section 16(a).
Proposals of Shareholders
Shareholder proposals submitted for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 2000 Annual Meeting of Shareholders must be received by January 5, 2001. If the Company is not notified of a shareholder proposal by April 24, 2001, then the proxies held by management of the Company may provide the discretion to vote against such shareholder proposal, even though such proposal is not discussed in the Proxy Statement. Shareholder proposals should be submitted to the Secretary, PCC Group, Inc., 163 University Parkway, Pomona, CA 91768.
Other Matters
The Company knows of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.
Annual Report on Form 10-K
A copy of the Company's combined Annual Report to Shareholders and Annual Report on Form 10-K for the year ended September 30, 1999 accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial shareholders or shareholders of record upon request to the Secretary, PCC Group, Inc., 163 University Parkway, Pomona, CA 91768.

PCC GROUP, INC.

Proxy For Annual Meeting of Shareholders
This Proxy Is Solicited on Behalf of the Board of Directors
of Creative Master International, Inc.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby revokes all prior proxies and appoints Jack Wen and Donald Johnson (the "Proxies"), and each of them, with full power of substitution, as the proxy of the undersigned to represent the undersigned and to vote all shares of Common Stock of PCC Group, Inc.
which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders, to be held on June 7, 2000, at 163
University Parkway, Pomona, California, 91768, and at any adjournments thereof.
1.	ELECTION OF SIX DIRECTORS
Election of six directors, each to hold office until his or her successor shall have been elected or qualified.  Nominees:  Jack Wen, Gary Blum,
George Rodda, Jr., J.L. Yin, Donald Johnson, and Richard Huang.
Instruction:  To withhold authority to vote for any nominee write that nominee's name in this space. _____________________________
[  ] FOR the nominees listed above		[  ] WITHHOLD AUTHORITY
	except as indicated above			to vote for all nominees
2.	INDEPENDENT PUBLIC ACCOUNTANTS
Ratification of the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000
[  ] FOR 	[  ] AGAINST		[  ] ABSTAIN
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Unless direction is given, this proxy will be voted "FOR" the election of the nominees of the Board of Directors named in this Proxy Statement, and "FOR" the proposal to ratify the appointment by the Board of Directors of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending
September 30, 2000.Please sign below exactly as your name appears on the Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title.
Trustees, guardians, executors, and administrators should sing in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

Signature(s)_______________________________  Date __________________________

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE